Exhibit 10.5




                             Denny's Holdings, Inc.

                     $175,000,000 10% Senior Notes due 2012


                               PURCHASE AGREEMENT


                                                             September 29, 2004
                                                             New York, New York


UBS Securities LLC
Goldman, Sachs & Co.
Banc of America Securities LLC
c/o UBS Securities LLC
299 Park Avenue
New York, New York  10171


Ladies and Gentlemen:

                  Denny's Holdings, Inc., a New York corporation (the "Company"), and Denny's Corporation, a Delaware corporation ("Parent"), agree with you as follows:

        1. Issuance of Notes. Subject to the terms and conditions contained herein, the Company proposes to issue and sell to UBS Securities LLC (the "Representative") and Goldman, Sachs & Co. and Banc of America Securities LLC (together with the Representative, the "Initial Purchasers") $175,000,000 aggregate principal amount of 10% Senior Notes due 2012 (the "Original Notes"). The Company's obligations under the Original Notes and the Indenture (as defined below) will be unconditionally guaranteed (the "Guarantees"), on a senior basis, by Parent (in such capacity, the "Guarantor," and, together with the Company, the "Issuers"). The Original Notes and the Guarantees are referred to herein as the "Securities." The Securities will be issued pursuant to an indenture (the "Indenture"), to be dated the Closing Date (as defined herein), by and between the Issuers and U.S. Bank National Association, as trustee (the "Trustee"). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Indenture.

                  The Securities will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "Act"). The Issuers have prepared a preliminary offering memorandum, dated as of September 17, 2004 (as amended or supplemented at the date thereof, including any and all exhibits thereto and any information incorporated by reference therein, the "Preliminary Offering Memorandum"), and a final offering memorandum dated as of and available for distribution on the date hereof (as amended or supplemented at the date hereof, including any and all exhibits thereto and any information incorporated by reference therein, the "Offering Memorandum") relating to the Issuers and the Securities. Unless stated to the contrary, any references herein to the terms "amend", "amendment" or "supplement" with respect to the Offering Memorandum shall be deemed to refer to and include any information filed under the


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Securities Exchange Act of 1934, as amended ( the "Exchange Act") subsequent to the date hereof that is incorporated by reference therein. All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum.

                  The Initial Purchasers have advised the Issuers that the Initial Purchasers intend, as soon as they deem practicable after this Purchase Agreement (this "Agreement") has been executed and delivered, to resell (the "Exempt Resales") the Securities in private sales exempt from registration under the Act on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" ("QIBs"), as defined in Rule 144A under the Act ("Rule 144A"), and (ii) other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Act ("Regulation S") (the persons specified in clauses
(i) and (ii), the "Eligible Purchasers").

                  Holders (including subsequent transferees) of the Securities will have the registration rights under the registration rights agreement (the "Registration Rights Agreement"), between the Issuers and the Initial Purchasers, to be dated the Closing Date, substantially in the form attached hereto as Exhibit A. Under the Registration Rights Agreement, and under the circumstances set forth therein, the Issuers will agree to (i) file with the Securities and Exchange Commission (the "Commission") (a) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to a new issue of debt securities (collectively with the Private Exchange Notes (as defined in the Registration Rights Agreement), the "Exchange Notes" and, together with the Original Notes, the "Notes"), guaranteed by the Guarantors under the Indenture, to be offered in exchange for the Original Notes (the "Exchange Offer") and issued under the Indenture or an indenture substantially identical to the Indenture and/or (b) under certain circumstances set forth in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement") relating to the resale by certain holders of the Original Notes, (ii) to use its reasonable best efforts to cause the Exchange Offer Registration Statement and, if applicable, the Shelf Registration Statement to be declared effective and (iii) to consummate the Exchange Offer, all with the time periods specified in the Registration Rights Agreement.

                  The Securities are being issued as part of a refinancing of certain outstanding indebtedness of Parent, the Company and its Subsidiaries, as defined herein. On September 21, 2004, certain of the Subsidiaries entered into new aggregate $420 million senior secured credit facilities (the "Credit Facilities," and, together with all other documents related to such facilities, the "Credit Documents") with Banc of America Securities LLC and UBS Securities LLC, as joint lead arrangers, the lenders party thereto and Parent and the Company as Guarantors thereunder. The borrowers under the Credit Facilities initially borrowed approximately $345 million thereunder, a portion of which was used to refinance the then-existing credit facility. In addition, a portion of the proceeds from the initial borrowings under the Credit Facilities are being used in connection with a tender offer (the "12 3/4% Tender Offer") commenced by Parent on September 7, 2004 to purchase any and all of the $111.7 million of outstanding 12 3/4% Senior Notes due 2007 issued by the Company and Parent (the "12 3/4% Notes"). As further part of the refinancing transactions, on September 7, 2004, Parent commenced a tender offer (the "11 1/4% Tender Offer" and


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together with the 12 3/4% Tender Offer, the "Tender Offers") to purchase any and all of the $343.9 million outstanding 11 1/4% Senior Notes Due 2008 issued by the Parent (the "11 1/4% Notes"). In connection with the Tender Offers, Parent also commenced consent solicitations (the "Consent Solicitations") to amend certain provisions of each of the indentures relating to the 11 1/4% Notes and 12 3/4% Notes to be effectuated pursuant to supplemental indentures (the "Supplemental Indentures"). All documents related to the Tender Offers and Consent Solicitations are hereinafter sometimes referred to collectively as the "Tender Documents." Any of the 11 1/4% Notes or the 12 3/4% Notes outstanding after the closing of the Tender Offers will be redeemed by the Company pursuant to the terms of the applicable indentures (the "Redemption"). Additional proceeds from the initial borrowings under the Credit Facilities, together with the net proceeds from the issuance and sale of the Securities, will be used to purchase any 11 1/4% Notes tendered in the 11 1/4% Tender Offer or under the Redemption, as relates to the 11 1/4% Notes and to pay the related consent fee in the Consent Solicitations for the 11 1/4% Notes.

                  This Agreement, the Notes, the Guarantees, the Indenture and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Note Documents." The Note Documents, the Credit Documents, the Supplemental Indenture and the Tender Documents are hereinafter sometimes referred to collectively as the "Transaction Documents," and the issuance and sale of the Securities, the entering into the Credit Documents and the initial borrowings under the Credit Facilities, the Redemption, the Tender Offers and Consent Solicitations, the entering into the Supplemental Indenture and the Exchange Offer are hereinafter sometimes referred to collectively as the "Transactions."

                2. Agreements to Sell and Purchase. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained in this Agreement, the Issuers agree to issue and sell to the Initial Purchasers, and on the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained in this Agreement, each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Issuers, the aggregate principal amount of the Securities set forth opposite its name on Schedule I attached hereto. The purchase price for the Securities shall be 97.5% of their principal amount.

                3. Delivery and Payment. Delivery of, and payment of the purchase price for, the Securities shall be made at 10:00 a.m., New York time, on October 5, 2004 (such date and time, the "Closing Date") at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036. The Closing Date and the location of delivery of and the form of payment for the Securities may be varied by mutual agreement between the Initial Purchasers and the Issuers.

                  The Securities shall be delivered by the Issuers to the Initial Purchasers (or as the Initial Purchasers direct) through the facilities of The Depository Trust Company ("DTC") against payment by the Initial Purchasers of the purchase price therefor by means of wire transfer of immediately available funds to such account or accounts specified by the Company in accordance with Section 8(j) on or prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. The Securities shall be evidenced by one or more certificates in global form registered in such names as the Initial Purchasers may request upon at least one business day's notice prior to the Closing Date and having an aggregate


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principal amount corresponding to the aggregate principal amount of the
Securities.

                4. Agreements of the Issuers. The Issuers, jointly and severally, covenant and agree with the Initial Purchasers as follows:

                (a) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers, without charge, with as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. The Issuers consent to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto, by the Initial Purchasers in connection with Exempt Resales.

                (b) To prepare the Offering Memorandum in a form approved by the Initial Purchasers and not to make any changes or additions to the information contained in the Offering Memorandum from the corresponding information contained in the Preliminary Offering Memorandum other than (i) changes to reflect pricing information with respect to the Securities and (ii) such other changes and additions as to which the Representative shall have consented. Not to amend or supplement the Offering Memorandum prior to the Closing Date unless the Initial Purchasers shall previously have been advised of such proposed amendment or supplement at least two business days prior to the proposed use and shall not have objected to such amendment or supplement.

                (c) If, at any time prior to the expiration of nine months after the date of the Offering Memorandum, any event shall occur that, in the judgment of the Issuers or in the judgment of counsel to the Initial Purchasers, makes any statement of a material fact in the Offering Memorandum, as then amended or supplemented, untrue or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements in the Offering Memorandum, as then amended or supplemented, in the light of the circumstances under which they are made, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with all applicable laws, the Issuers shall promptly notify the Initial Purchasers of such event and (subject to Section 4(b)) prepare an appropriate amendment or supplement to the Offering Memorandum so that
          (i) the statements in the Offering Memorandum, as amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, not misleading and (ii) the Offering Memorandum will comply with applicable law.

                (d) To qualify or register the Securities under the securities laws of such jurisdictions as the Initial Purchasers may request and to continue such qualification in effect so long as required for the Exempt Resales. Notwithstanding the foregoing, no Issuer shall be required to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to execute a general consent to service of process in any such jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.


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                (e) To advise the Initial Purchasers promptly, and if requested by the Initial Purchasers, to confirm such advice in writing, of the issuance by any securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any securities commission or other regulatory authority. The Issuers shall use their reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Securities under any securities laws, and if at any time any securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Securities under any securities laws, the Issuers shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                (f) Whether or not the transactions contemplated by this Agreement are consummated, to pay all costs, expenses, fees and disbursements (including fees and disbursements of counsel and accountants for the Issuers) incurred and stamp, documentary or similar taxes incident to and in connection with: (i) the preparation, printing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum and any amendments and supplements thereto, (ii) all expenses (including travel expenses) of the Issuers and the Initial Purchasers in connection with any meetings with prospective investors in the Securities, (iii) the preparation, notarization (if necessary) and delivery of the Note Documents and all other agreements, memoranda, correspondence and documents prepared and delivered in connection with this Agreement and with the Exempt Resales, (iv) the issuance, transfer and delivery of the Securities by the Issuers to the Initial Purchasers, (v) the qualification or registration of the Securities for offer and sale under the securities laws of the several states of the United States or provinces of Canada (including, without limitation, the cost of printing and mailing preliminary and final Blue Sky or legal investment memoranda and reasonable fees and disbursements of counsel (including local counsel) to the Initial Purchasers relating thereto), (vi) the application for quotation of the Securities in The Portal Market ("Portal") of the National Association of Securities Dealers, Inc. ("NASD"), (vii) the inclusion of the Securities in the book-entry system of DTC, (viii) the rating of the Securities by rating agencies, (ix) the fees and expenses of the Trustee and its counsel and (x) the performance by the Issuers of their other obligations under the Note Documents.

                (g) To use the proceeds from the sale of the Securities in the manner described in the Offering Memorandum under the caption "Use of proceeds."

                (h) To use their reasonable best efforts to do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Securities.

                (i) Not to, and not to permit any Subsidiary to, sell, offer for sale or solicit offers to buy any security (as defined in the Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Act of the sale of the Securities to the Initial Purchasers or any Eligible Purchasers.


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                (j) Not to, and to cause its affiliates (as defined in Rule 144 under the Act) not to, resell any of the Securities that have been reacquired by any of them.

                (k) Not to engage, not to allow any Subsidiary to engage, and to cause its other affiliates over which they have control and any person acting on their behalf (other than, in any case, the Initial Purchasers and any of their affiliates, as to whom the Issuers make no covenant) not to engage, in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with any offer or sale of the Securities in the United States.

                (l) In connection with Securities offered or sold in an off-shore transaction, not to engage, not to allow any Subsidiary to engage, and to cause its other affiliates and any person acting on their behalf (other than, in any case, the Initial Purchasers and any of their affiliates, as to whom the Issuers make no covenant) not to engage, in any directed selling effort with respect to the Securities, and to comply with the offering restrictions requirement of Regulation
          S. Terms used in this paragraph have the meanings given to them by Regulation S.

                (m) From and after the Closing Date, for so long as any of the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Act and during any period in which neither the Company nor Parent (so long as Parent acts as Guarantor) is subject to Section 13 or 15(d) of the Exchange Act, to make available upon request the information required by Rule 144A(d)
          (4) under the Act to (i) any holder or beneficial owner of Securities in connection with any sale of such Securities and (ii) any prospective purchaser of such Securities from any such holder or beneficial owner designated by the holder or beneficial owner. The Company will pay the expenses of preparing, printing and distributing such documents.

                (n) To comply with their obligations under the Registration Rights Agreement.

                (o) To comply with their obligations under the letter of representations to DTC relating to the approval of the Securities by DTC for "book-entry" transfer and to use their reasonable best efforts to obtain approval of the Securities by DTC for "book-entry" transfer.

                (p) To furnish without charge to the Initial Purchasers, (i) prior to the Closing Date, as soon as they have been prepared by Parent, a copy of any regularly prepared internal financial statements of Parent and the Subsidiaries (including condensed consolidating financial information on the same basis as that included in the Offering Memorandum) for any period subsequent to the period covered by the financial statements appearing in the Offering Memorandum and
          (ii) during a period of five years after the Closing Date (A) all other reports and other communications (financial or otherwise) that Parent (so long as Parent acts as Guarantor) or the Company mails or otherwise makes available to its respective security holders or furnishes to or files with the Commission and (B) such other information as the Initial Purchasers shall reasonably request.

                (q) Not to, and not to permit any of its affiliates or anyone acting on its or its affiliates' behalf to (other than the Initial Purchasers and their affiliates), distribute prior to the Closing Date


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          any offering material in connection with the offer and sale of the
          Securities other than the Preliminary Offering Memorandum and the Offering Memorandum.

                (r) During the period of two years after the Closing Date or, if earlier, until such time as the Securities are no longer restricted securities (as defined in Rule 144 under the Act), not to be or become a closed-end investment company required to be registered under the Investment Company Act of 1940, as amended.

                (s) In connection with the offering, until the Initial Purchasers shall have notified the Issuers of the completion of the distribution of the Securities, not to, and not to permit any of their affiliates (as such term is defined in Rule 501(b) of Regulation D under the Act) to, either alone or with one or more other persons, bid for or purchase for any account in which they or any of their affiliates has a beneficial interest, for the purpose of creating actual or apparent active trading in, or of raising the price of, the Securities.

                (t) to use their reasonable best efforts to effect the inclusion of the Securities in Portal.

                (u) During the period from the date hereof through and including the date that is 90 days after the date hereof, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by either Issuer or any Subsidiary and having a tenor of more than one year.

                5. Representations and Warranties. (a) The Issuers, jointly and severally, represent and warrant to the Initial Purchasers that:

                (i) The Preliminary Offering Memorandum and the Offering Memorandum, and each amendment or supplement thereto, if any, have been prepared for use in connection with the Exempt Resales. The Preliminary Offering Memorandum, the Offering Memorandum and any supplement or amendment thereto did not and will not, as of their respective dates, contain any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers make no representation or warranty with respect to information relating to the Initial Purchasers contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum or any supplement or amendment thereto in reliance upon and in conformity with information furnished to the Issuers in writing by or on behalf of any Initial Purchaser, directly or indirectly, through the Representative expressly for inclusion in the Preliminary Offering Memorandum, the Offering Memorandum or any supplement or amendment thereto. No order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued or, to the knowledge of the Issuers, has been threatened.

          The documents incorporated or deemed to be incorporated by reference in the Preliminary Offering Memorandum or the Offering Memorandum at


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          the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the "Exchange Act Regulations"), and, when read together with the other information in the Offering Memorandum, do not and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                (ii) There are no securities of the Issuers that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated interdealer quotation system of the same class within the meaning of Rule 144A as the Securities.

                (iii) Parent is subject to Section 13 or 15(d) of the Exchange Act.

                (iv) As of the Closing Date, Parent shall have the capitalization as set forth under the heading "Capitalization" in the Offering Memorandum. All of the issued and outstanding equity interests of Parent have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar right. Attached as Schedule II is a true and complete list of each entity in which Parent has a direct or indirect majority equity or voting interest, including the Company (each a "Subsidiary" and, together, the "Subsidiaries"), their jurisdictions of organization, name of their equityholder(s) and percentage held by each equity holder. The Company is wholly owned by Parent and is the only entity in which Parent holds a direct majority equity or voting interest. All of the issued and outstanding equity interests of each Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable, were not issued in violation of any preemptive or similar right and, except as set forth in the Offering Memorandum, are owned, directly or indirectly through Subsidiaries, by Parent free and clear of all liens (other than transfer restrictions imposed by the Act, the securities or Blue Sky laws of certain jurisdictions and security interests granted pursuant to the Credit Documents). Except for rights to purchase or receive up to an aggregate of 162,000 shares of common stock of Parent granted to non-employee directors on August 25, 2004 or as set forth in the Offering Memorandum, there are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any equity interests of Parent or any of the Subsidiaries. No holder of any securities of Parent or any of the Subsidiaries is entitled to have such securities (other than the Securities) registered under any registration statement contemplated by the Registration Rights Agreement.

                (v) Each of Parent and each Subsidiary (A) is a corporation, limited liability company, partnership or other entity duly organized and validly existing under the laws of the jurisdiction of its organization; (B) has all requisite corporate power and authority necessary to own its property and carry on its business as now being conducted and (C) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it or its ownership of property makes such qualification necessary, except where the failure to be so qualified and be in good standing, individually or in the aggregate, would not have, individually or in the aggregate, a Material Adverse Effect. A "Material Adverse Effect" means (x) a material adverse effect on the business, condition (financial or other), results of operations, performance, properties

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                                      -9-


          or prospects of Parent and the Subsidiaries, taken as a whole, or (y) an adverse effect on the ability to consummate the Transactions on a timely basis.

                (vi) Each Issuer has all requisite corporate or other power and authority to execute, deliver and perform all of its obligations under the Note Documents to which it is a party and to consummate the transactions contemplated thereby and, without limitation, each Issuer has all requisite corporate power and authority to issue, sell and deliver and perform its obligations under the Securities to be issued by it.

                (vii) This Agreement has been duly and validly authorized, executed and delivered by each Issuer.

                (viii) The Indenture has been duly and validly authorized by each Issuer and, when duly executed and delivered by the Issuers (assuming the due authorization, execution and delivery thereof by the Trustee), will be a legally binding and valid obligation of each such Issuer, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought (the "Bankruptcy Exceptions"). The Indenture, when executed and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

                (ix) The Original Notes have been duly and validly authorized for issuance and sale to the Initial Purchasers by the Company, and when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, the Original Notes will be legally binding and valid obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance wwth their terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions. The Original Notes, when issued, authenticated by the Trustee and delivered, will conform in all material respects to the description thereof in the Offering Memorandum. The Exchange Notes have been, or on or before the Closing Date will be, duly and validly authorized for issuance by the Company, and when issued, authenticated and delivered by the Company in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, the Exchange Notes will be legally binding and valid obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions.

                (x) The Guarantees, when the Original Notes are issued, authenticated by the Trustee and delivered by the Company against payment by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, will be legally binding and valid obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms, except that enforceability thereof may be limited by the Bankruptcy Exceptions. The guarantees to be endorsed on the Exchange Notes, when the Exchange Notes are issued, authenticated by the Trustee and delivered in accordance with the


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                                      -10-


          terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, will be legally binding and valid obligations of the guarantors under the Indenture, enforceable against each of them in accordance with their terms, except that enforceability thereof may be limited by the Bankruptcy Exceptions.

                (xi) The Registration Rights Agreement has been duly and validly authorized by each Issuer and, when duly executed and delivered by the Issuers (assuming the due authorization, execution and delivery thereof by the Initial Purchasers), will constitute a valid and legally binding obligation of each such Issuer, enforceable against it in accordance with its terms, except that (A) the enforcement thereof may be limited by the Bankruptcy Exceptions and
          (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations. The Registration Rights Agreement, when executed and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

                (xii) Each of the representations and warranties of Parent or any Subsidiary in any other Transaction Document is true and correct in all material respects.

                (xiii) Neither Parent nor any Subsidiary is (A) in violation of its charter, bylaws or other constitutive documents, (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which Parent or any Subsidiary is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, "Agreements and Instruments"), or (C) in violation of any law, statute, rule or regulation or any judgment, order or decree of any domestic or foreign court or other governmental or regulatory authority, agency or other body with jurisdiction over any of them or any of their assets or properties ("Governmental Authority"), except, in the case of clauses (B) and (C), for such defaults or violations as would not have, individually or in the aggregate, a Material Adverse Effect.

                (xiv) The execution, delivery and performance of the Transaction Documents and consummation of the Transactions does not and will not (i) violate the charter, bylaws or other constitutive documents of Parent or any Subsidiary, (ii) conflict with or constitute a breach of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in a Repayment Event (as defined below), other than a Repayment Event that will be satisfied at the Closing Time as contemplated by the Offering Memorandum, or the creation or imposition of a lien, charge or encumbrance on any property or assets of Parent or any Subsidiary (other than as created pursuant to the Credit Documents) under any of the Agreements and Instruments or (iii) violate any law, statute, rule or regulation, including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System, or any judgment, order or decree of any Governmental Authority. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 5(b) of this Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any Governmental Authority is required to be obtained or made by Parent or any Subsidiary for the execution, delivery and performance by Parent or any Subsidiary of the Transaction Documents and the consummation of the Transactions, except (A) such as have been or will be obtained or made on or prior to the Closing Date and (B) registration of the Exchange Offer or resale of the Notes under the Act pursuant to the Registration Rights Agreement, and qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), in connection with the issuance of the Exchange Notes. No consents or waivers from any other person or entity are required for the execution, delivery and performance of the Transaction Documents and the consummation of the Transactions, other than such consents and waivers as have been obtained or will be obtained prior to the Closing Date and will be in full force and effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by Parent or any Subsidiary.

                (xv) The public accountants whose report is included in the Offering Memorandum are independent within the meaning of the Act.
          The historical financial statements (including the notes thereto) included in the Offering Memorandum present fairly in all material respects the consolidated financial position, results of operations, cash flows and changes in stockholder's equity of the entities to which they relate at the respective dates and for the respective periods indicated. All such financial statements have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis throughout the periods presented (except as disclosed therein) and in compliance with Regulation S-X ("Regulation S-X") under the Exchange Act, except that the interim financial statements do not include full footnote disclosure. The information set forth under the captions "Offering memorandum summary -- Summary consolidated financial statements" and "Selected consolidated financial data" included in the Offering Memorandum have been prepared on a basis consistent with that of the audited financial statements of Parent. The ratio of earnings to fixed charges has been calculated in compliance with Item 503(d) of Regulation S-K. Neither Parent nor any of the Subsidiaries has sustained since the date of the latest audited financial statements included in the Offering Memorandum any material loss or nterference with its business from fire, explosion, flood or other calamity, whether or nor covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Offering Memorandum. Since the respective dates as of which information is given in the Offering Memorandum, except as set forth or contemplated in the Offering Memorandum, (A) neither Parent nor any Subsidiary has (1) incurred any liabilities or obligations, direct or contingent, except such as would not have, individually or in the aggregate, a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (B) there has not been any event or development in respect of the business, general affairs, management, prospects or condition (financial or other) of Parent or any Subsidiary except such as would not have, individually or in the aggregate, a Material Adverse Effect, (C) there has been no dividend or distribution of any kind declared, paid or made by Parent on any of its equity interests and (D) there has not been any change in the capital stock or long-term debt of Parent or any Subsidiary. The other financial and statistical information and data included in the Offering Memorandum (other than industry- and market-related data discussed in (xvii) below) are accurately presented in all material respects and prepared on a basis consistent with the financial statements and the books and records of Parent and the Subsidiaries.

                (xvi) The unaudited pro forma financial statements (including the notes thereto) included in the Offering Memorandum (A) comply as to form in all material respects with the applicable requirements of Regulation S-X, (B) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and (C) have been properly computed on the bases described therein. The assumptions used in the preparation of the pro forma financial statements and the other pro forma financial information included in the Offering Memorandum are reasonable, and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                (xvii) The industry- and market-related data and forward-looking statements (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in the Offering Memorandum are based on or derived from sources that the Issuers believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources. The Issuers have obtained the written consent to the use of such data from such sources to the extent required.

                (xviii) As of the date hereof and as of the Closing Date, and immediately prior to and immediately following the consummation of the Transactions, each Issuer and its respective Subsidiaries (on a consolidated basis) is and will be Solvent. None of the Issuers or the Subsidiaries is contemplating the filing of a petition by it under any bankruptcy or insolvency laws or the liquidation of all or a substantial portion of its property, and none of the Issuers or the Subsidiaries has knowledge of any Person contemplating the filing of any such petition or liquidation. As used herein, "Solvent" shall mean, for any person on a particular date, that on such date (A) the fair value of the property of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (B) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (C) such person does not intend to, and does not believe that it will, incur debts and liabilities beyond such person's ability to pay as such debts and liabilities mature, (D) such person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such person's property would constitute an unreasonably small capital and
          (E) such person is able to pay its debts as they become due and payable.

                (xix) Except as set forth in the Offering Memorandum, there is (A) no action, suit or proceeding before or by any Governmental Authority or arbitrator, now pending or, to the knowledge of Parent or any Subsidiary, threatened or contemplated, to which Parent or any Subsidiary is or may be a party or to which the business, assets or property of Parent or any Subsidiary is or may be subject, (B) no law, statute, rule, regulation or order that has been enacted, adopted or issued or, to the knowledge of the Parent or any Subsidiary, that has been proposed by any Governmental Authority, (C) no judgment, decree or order of any Governmental Authority except, in any of clause (A),
          (B) or (C), such as would not have, individually or in the aggregate, a Material Adverse Effect.

                (xx) Except as would not have a Material Adverse Effect, no labor disturbance by the employees of Parent or any Subsidiary exists or, to the knowledge of Parent or any Subsidiary, has been threatened or is otherwise imminent.

                (xxi) Except as disclosed in the Offering Memorandum or as would not have, individually or in the aggregate, a Material Adverse Effect, (A) Parent and the Subsidiaries are in compliance with and not subject to any liability, including any actual, potential or anticipated costs, operating expenses, capital expenditures or other liabilities, under applicable Environmental Laws (as defined below),
          (B) Parent and the Subsidiaries have made all filings and provided all notices required under any applicable Environmental Law, and have, and are in compliance with, all permits, licenses or other approvals required under any applicable Environmental Laws for their current operations and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice, demand letter, request for information or any other communication alleging any violation or potential liability pending or to the knowledge of the Issuer, threatened against Parent or any Subsidiary or against any person or entity for whose acts or omissions Parent or any Subsidiary is liable, contractually, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by Parent or any Subsidiary, (E) neither Parent nor any Subsidiary has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law, (F) no property or facility of Parent or any Subsidiary is (y) listed or proposed for listing on the National Priorities List under CERCLA or (z) listed on the Comprehensive Environmental Response, Compensation and Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any Governmental Authority and (G) Parent and the Subsidiaries maintain a system of internal environmental management controls sufficient to provide reasonable assurance of compliance of their business, facilities, real property and operations with requirements of applicable Environmental Laws. No facts or circumstances exist and no event or condition is occurring or has occurred with respect to Parent or any Subsidiary relating to any Environmental Law, any release of any hazardous, toxic or dangerous substance or waste, any chemical, any solid waste, any other pollutant or contaminant, or Parent's or any Subsidiary's compliance with current requirements of Environmental Law, except such as would not have, individually or in the aggregate, a Material Adverse Effect or otherwise require disclosure under federal securities laws.

                  For purposes of this Agreement, "Environmental Laws" means the common law and all applicable federal, state, and local laws, regulations, rules, ordinances, codes, orders, decrees, judgments, injunctions or any other legally enforceable requirement issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to: (A) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), (B) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport, arrangement for disposal or transport or handling of hazardous, toxic or dangerous substances or waste, any chemical, any solid waste, or any other pollutant or contaminant, fungi or mold, and (C) underground and aboveground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

                (xxii) Parent and the Subsidiaries have (A) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and have made all declarations and filings with, all applicable Governmental Authorities and all self-regulatory authorities (each, an "Authorization") necessary to engage in the business conducted by it in the manner described in the Offering Memorandum, except where the failure to hold such Authorizations would not have, individually or in the aggregate, a Material Adverse Effect, and (B) no reason to believe that any Governmental Authority or self-regulatory authority is considering or threatening limiting, suspending or revoking any such Authorization, except where such limitation, suspension or revocation would not have, individually or in the aggregate, a Material Adverse Effect. All such Authorizations are valid and in full force and effect, and Parent and the Subsidiaries are in compliance with the terms and conditions of all such Authorizations and with the rules and regulations of the authorities having jurisdiction with respect to such Authorizations, except for any invalidity, failure to be in full force and effect or noncompliance with any Authorization that would not have, individually or in the aggregate, a Material Adverse Effect.

                (xxiii) Parent and the Subsidiaries have good, valid and marketable title in fee simple to all items of owned real property, and valid title to all personal property owned by each of them in each case free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party, except (A) such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by Parent or such Subsidiary, (B) liens described in the Offering Memorandum, (C) as created pursuant to the Credit Documents, and (D) liens permitted by the Indenture and Credit Documents. Any real property, personal property and buildings held under lease by Parent or any such Subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such property and buildings by Parent or such Subsidiary.

                (xxiv) Parent and each Subsidiary owns, or possesses adequate licenses or other rights to use all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the "Intellectual Property") necessary to conduct the businesses operated by it as described in the Offering Memorandum, except where the failure to own, or possess adequate licenses or other rights to use such Intellectual Property, individually or in the aggregate, would not have a Material Adverse Effect. Neither Parent nor any Subsidiary has received any notice of infringement of or conflict with (and neither knows of any such infringement or a conflict with) asserted rights of others with respect to any of the foregoing. The use of the Intellectual Property in connection with the business and operations of Parent and the Subsidiaries does not infringe on the rights of any person, except for such infringement as would not have a Material Adverse Effect.

                (xxv) All Tax returns required to be filed by Parent or any Subsidiary have been filed in all jurisdictions where such returns are required to be filed, which returns are true, complete, and correct in all material respects and have paid all Taxes shown on such returns. All Taxes due or claimed to be due from Parent and each of its Subsidiaries have been paid, other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which, in the case of both clauses
          (i) and (ii), adequate reserves have been established on the books and records of Parent and its Subsidiaries in accordance with GAAP.
          No material deficiency or adjustment for any Taxes has been threatened, proposed, asserted or assessed against Parent or any of its Subsidiaries. To the best knowledge and belief of Parent, the reserves on the books and records of Parent and its Subsidiaries in respect of any Tax liability for any taxable period not finally determined are adequate to meet any assessments of Tax for any such period. For purposes of this Agreement, the term "Tax" and "Taxes" shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

                (xxvi) Neither Parent nor any Subsidiary has any material liability for any prohibited transaction or accumulated funding deficiency (within the meaning of Section 412 of the Internal Revenue
          Code) or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which Parent or any Subsidiary makes or ever has made a contribution and in which any employee of Parent or any Subsidiary is or has ever been a participant. With respect to such plans, Parent and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA.

                (xxvii) Neither Parent nor any Subsidiary is, or after giving effect to the Transactions will be, required to be registered as an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                (xxviii) Parent and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of their financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for their assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                (xxix) Parent and the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is commercially reasonable for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

                (xxx) Parent has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and

          15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to Parent and the Subsidiaries is made known to the chief executive officer and chief financial officer of Parent by others within Parent or any Subsidiary, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; Parent's auditors and the audit committee of the board of directors of Parent have been advised of: (A) any significant deficiencies in the design or operation of internal controls which could adversely affect Parent's ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in Parent's internal controls; any material weaknesses in internal controls have been identified for Parent's auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. Parent has provided or made available to the Initial Purchasers or their counsel true and complete copies of all extant minutes or draft minutes of meetings, or resolutions adopted by written consent, of the board of directors of Parent and each Subsidiary and each committee of each such board since January 1, 2001, and all agendas for each such meeting for which minutes or draft minutes do not exist.

                (xxxi) Neither Parent nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Act) has, directly or through any person acting on its or their behalf (other than any Initial Purchaser, as to which no representation is made), (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of any Issuer to facilitate the sale or resale of the Securities, (B) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Securities in a manner that would require registration of the Securities under the Act or paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of any Issuer in a manner that would require registration of the Securities under the Act, (C) sold, offered for sale, contracted to sell, pledged, solicited offers to buy or otherwise disposed of or negotiated in respect of any security (as defined in the Act) that is currently or will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Act or (D) engaged in any directed selling effort (as defined by Regulation S) with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S.

                (xxxii)   No form of general solicitation or general advertising
          (prohibited by the Act in connection with offers or sales such as the Exempt Resales) was used by either Issuer or any person acting on its behalf or at its direction (other than any Initial Purchaser, as to which no representation is made) in connection with the offer and sale of any of the Securities or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or the Internet, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising within the meaning of Regulation D under the Act. Neither Issuer nor any of their affiliates has entered into, or will enter into, any contractual arrangement with respect to the distribution of the Securities except for this Agreement.

                (xxxiii) Except as described in the section entitled "Plan of distribution" in the Offering Memorandum, there are no contracts, agreements or understandings between Parent or any Subsidiary and any other person other than the Initial Purchasers pursuant to this Agreement that would give rise to a valid claim against Parent, any Subsidiary or any of the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Securities.

                (xxxiv)   There is and has been no failure on the part of
          Parent or any of Parent's directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes Oxley Act"), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

                (xxxv) The statements set forth in the Offering Memorandum under the caption "Description of notes" insofar as they purport to constitute a summary of the terms of the Securities, and under the captions "Description of certain indebtedness," "Plan of distribution," and "Summary of certain United States federal income tax considerations," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

                Each certificate signed by any officer of any Issuer and delivered to the Initial Purchasers or counsel for the Initial Purchasers pursuant to, or in connection with, this Agreement shall be deemed to be a representation and warranty under this Agreement by the Issuers to the Initial Purchasers as to the matters covered by such certificate.

                Each of the Issuers acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 of this Agreement, counsel to the Issuers and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and each Issuer hereby consents to such reliance.

                (b) Each Initial Purchaser acknowledges that it is purchasing the Securities pursuant to a private sale exemption from registration under the Act, and that the Securities have not been registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Act. Each Initial Purchaser, severally and not jointly, represents, warrants and covenants to the Issuers that:

                (i) Neither it, nor any person acting on its behalf, has or will solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act, and it has and will solicit offers for the Securities only from, and will offer and sell the Securities only to, (1) persons whom such Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to such Initial Purchaser that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in reliance on the exemption from the registration requirements of the Act pursuant to Rule 144A, or (2) persons other than U.S. persons outside the United States in reliance on the exemption from the registration requirements of the Act provided by Regulation S.

                (ii) With respect to offers and sales outside the United States, such Initial Purchaser has offered the Securities and will offer and sell the Securities (1) as part of its distribution at any time and
          (2) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Rule 903 of Regulation S or another exemption from the registration requirements of the Act. Accordingly, neither such Initial Purchaser nor any person acting on its behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such persons have complied and will comply with the offering restrictions requirements of Regulation S. Each Initial Purchaser severally agrees that, at or prior to confirmation of a sale of Securities pursuant to Regulation S it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it or through it during the restricted period a confirmation or notice to substantially the following effect:

                           "The Securities covered hereby have not been
                  registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to or for the account or benefit of U.S. persons (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commenced and the date of closing, except in either case in accordance with Regulation S or Rule 144A under the Securities Act.
                  Terms used above have the meaning given to them by Regulation S."

                  Terms used in this Section 5(b)(ii) have the meanings given to them by Regulation S.

                  (iii) It is an "accredited investor" within the meaning of Regulation D under the Securities Act.

                  The Initial Purchasers understand that the Issuers and, for purposes of the opinions to be delivered to them pursuant to Section 8 hereof, counsel to the Issuers and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations, and each Initial Purchaser hereby consents to such reliance.

                  6. Indemnification. (a) The Issuers, jointly and severally, agree to indemnify and hold harmless the Initial Purchasers, each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors of any Initial Purchaser and the agents, employees, officers and directors of any such controlling person from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited, to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all reasonable amounts paid in settlement of any claim or litigation) (collectively, "Losses") to which they or any of them may become subject under the Act, the

Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers will not be liable in any such case to the extent, but only to the extent, that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission relating to an Initial Purchaser made therein in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of such Initial Purchaser through the Representative expressly for use therein. This indemnity agreement will be in addition to any liability that the Issuers may otherwise have, including, but not limited to, liability under this Agreement.

                (b) Each Initial Purchaser agrees to indemnify and hold harmless the Issuers, and each person, if any, who controls the Issuers within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each of their respective agents, employees, officers and directors and the agents, employees, officers and directors of any such controlling person from and against any Losses to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission relating to such Initial Purchaser made therein in reliance upon and in conformity with information furnished in writing to the Issuers by or on behalf of such Initial Purchaser through the Representative expressly for use therein. Each of the Issuers and the Initial Purchasers acknowledge that the information described in Section 9 is the only information furnished in writing by the Initial Purchasers to the Issuers expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum. This indemnity agreement will be in addition to any liability that the Initial Purchasers may otherwise have, including, but not limited to, liability under this Agreement.

                (c) Promptly after receipt by an indemnified party under subsection 6(a) or 6(b) above of notice of the commencement of any action, suit or proceeding (collectively, an "action"), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such action (but the failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may otherwise have under this Section 6). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement of such action, the indemnifying party will be entitled to participate in such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense of such action with counsel satisfactory to such indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement or compromise of, or consent to the entry of any judgment with respect to, any claim or action effected without its written consent, which consent may not be unreasonably withheld. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by paragraph
(a) or (b) of this Section 6, then the indemnifying party agrees that it shall be liable for any settlement or compromise of, or consent to the entry of any judgment with respect to, any proceeding effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 45 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                7. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 of this Agreement is for any reason held to be unavailable from the indemnifying party, or is insufficient to hold harmless a party indemnified under Section 6 of this Agreement, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such aggregate Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities or (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Issuers, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the ssuers, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Securities (net of discounts and commissions but before deducting expenses) received by the Issuers are to (y) the total discount and commissions received by the Initial Purchasers, in each case as set forth in the Offering Memorandum. The relative fault of the Issuers, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by an Issuer or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.

                  The Issuers and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall any Initial Purchaser be required to contribute any amount in excess of the amount by which the total discount and commissions applicable to the Securities purchased by such Initial

Purchaser pursuant to this Agreement exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each person, if any, who controls an Issuer within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each director, officer, employee and agent of an Issuer shall have the same rights to contribution as the Issuers. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6 for purposes of indemnification. Anything in this section to the contrary notwithstanding, no party shall be liable for contribution with respect to any action or claim settled or compromised, or with respect to which the other parties to such action or claim have consented to the entry of any judgment without its written consent; provided, however, that such written consent was not unreasonably withheld.

                8. Conditions of Initial Purchasers' Obligations. The obligations of the Initial Purchasers to purchase and pay for the Securities, as provided for in this Agreement, shall be subject to satisfaction (or waiver by the Initial Purchasers in their sole discretion) of the following conditions prior to or concurrently with such purchase:

                (a) All of the representations and warranties of the Issuers contained in this Agreement shall be true and correct on the date of this Agreement and on the Closing Date. The Issuers shall have performed or complied with all of the agreements and covenants contained in this Agreement and required to be performed or complied with by them at or prior to the Closing Date.

                (b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers on the date of this Agreement or at such later date as the Initial Purchasers may determine. No stop order suspending the qualification or exemption from qualification of the Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

                (c) Since the execution of this Agreement, there shall not have been any decrease in the rating of any debt or preferred stock of either Issuer or any Subsidiary by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any notice given or public announcement of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, or that such organization has under surveillance or review, with possible negative implications, its rating of any debt or preferred stock of either Issuer.

                (d) The Initial Purchasers shall have received certificates from each Issuer, dated the Closing Date, signed by the chief executive officer and chief financial officer of the respective Issuer, certifying as to the matters set forth in paragraphs (a), (b) (with respect to the second sentence), (c) and (e) of this Section 8 and as to such other matters as the Initial Purchasers may reasonably request.

                (e) (i) Neither Parent nor any Subsidiary shall have sustained since the date of the latest audited financial statements included in the Offering Memorandum any loss or interference with their respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Offering Memorandum, and (ii) since the respective dates as of which information is given in the Offering Memorandum there shall not have been any event or development in respect of the business, general affairs, management, prospects or condition (financial or other) of Parent or any Subsidiary nor any change in the capital stock or long-term debt of Parent or any Subsidiary, otherwise than as set forth in or contemplated by the Offering Memorandum, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Offering Memorandum;

                (f) The Initial Purchasers shall have received on the Closing Date (i) opinions dated the Closing Date, addressed to the Initial Purchasers, of (x) Alston & Bird LLP, counsel to the Issuers, and (y) the general counsel or assistant general counsel of Parent, substantially in the form of Exhibits B-1 and B-2 attached hereto, and
         (ii) copies of any opinions delivered in connection with any of the other Transactions together with reliance letters relating to such opinions in form and substance satisfactory to the Representative and counsel to the Initial Purchasers.

                (g) The Initial Purchasers shall have received on the Closing Date an opinion dated the Closing Date of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Initial Purchasers, in form and substance satisfactory to the Representative. Such counsel shall have been furnished with such certificates and documents as they may reasonably request to enable them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions contained in this Agreement.

                (h) On the date hereof, the Initial Purchasers shall have received a "comfort letter" from KPMG LLP, the independent public accountants for Parent, and Deloitte & Touche LLP, the former independent public accountants for Parent, dated the date of this Agreement, addressed to the Initial Purchasers and in form and substance satisfactory to the Representative and counsel to the Initial Purchasers (it being understood that if the Offering Memorandum is not printed on the date hereof, such comfort letter shall, on the date hereof, contain excerpts from the Preliminary Offering Memorandum indicating the procedures performed by such independent public accountants on the financial data included in the Preliminary Offering Memorandum and that, within twenty-four hours after the Offering Memorandum becomes available in final form (electronically or otherwise), the Initial Purchasers shall receive replacement excerpts from the Offering Memorandum indicating the procedures performed by such independent public accountants on the financial data included therein in form and substance satisfactory to the Representative and counsel to the Initial Purchasers). In addition, the Initial Purchasers shall have received a "bring-down comfort letter" from the independent public accountants for Parent, dated as of the Closing Date, addressed to the Initial Purchasers and in form and substance satisfactory to the Representative and counsel to the Initial Purchasers.

                (i) The Issuers and the Trustee shall have executed and delivered the Indenture and the Initial Purchasers shall have received copies thereof. The Issuers shall have executed and delivered the Registration Rights Agreement and the Initial Purchasers shall have received executed counterparts thereof.

                (j) The Initial Purchasers shall have been furnished with wiring instructions for the application of the proceeds of the Securities in accordance with this Agreement and such other information as they may reasonably request.

                (k) The Securities shall be eligible for trading in Portal upon issuance. All agreements set forth in the representation letter of the Issuers to DTC relating to the approval of the Securities by DTC for "book-entry" transfer shall have been complied with.

                (l) Parent shall have received the Requisite Consents (as defined in the Tender Offer Documents) or has discharged the indentures relating to the 11 1/4% Notes and the 12 3/4% Notes.

                (m) Each of the other Transactions shall have been, or shall substantially simultaneously be, consummated without any amendment or waiver of any of the Transaction Documents (other than any such amendment or waiver approved by the Representative, such approval not to be unreasonably withheld), and the Initial Purchasers shall have received satisfactory evidence thereof.

                 If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement to be fulfilled (or waived by the Initial Purchasers), this Agreement may be terminated by the Initial Purchasers on notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party.

                The documents required to be delivered by this Section 8 will be delivered at the office of counsel for the Initial Purchasers on the Closing Date.

                9. Initial Purchasers Information. The Issuers and the Initial Purchasers severally acknowledge that the statements relating to stabilization set forth in the first two sentences of the sixth paragraph and the seventh paragraph under "Plan of distribution" in the Preliminary Offering Memorandum and the Offering Memorandum constitute the only information furnished in writing by or behalf of any Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

                10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements contained in this Agreement, including, without limitation, the agreements contained in Sections 4(f) and 11(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers or any controlling person thereof or by or on behalf of the Issuers or any controlling person thereof, and shall survive delivery of and payment for the Original Notes to and by the Initial Purchasers. The agreements contained in Sections 4(f), 6, 7, 9 and 11(d) shall survive the termination of this Agreement, including pursuant to Section 11.

                11. Effective Date of Agreement; Termination. (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

                (b) The Initial Purchasers shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Issuers from the Initial Purchasers, without liability (other than with respect to Sections 6 and 7) on the Initial Purchasers' part to the Issuers or any affiliate thereof if, on or prior to such date, (i) either of the Issuers shall have failed, refused or been unable to perform any agreement on its part to be performed under this Agreement when and as required; (ii) any other condition to the obligations of the Initial Purchasers under this Agreement to be fulfilled by the Issuers pursuant to Section 8 is not fulfilled when and as required;
(iii) trading in any securities of either Issuer shall be suspended or limited by the Commission or the OTC Bulletin Board, or trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, or minimum prices shall have been established thereon by the Commission, or by such exchange or other regulatory body or governmental authority having jurisdiction;
(iv) a general moratorium shall have been declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred;
(v) there is an outbreak or escalation of hostilities or national or international calamity in any case involving the United States, on or after the date of this Agreement, or if there has been a declaration by the United States of a national emergency or war or other national or international calamity or crisis (economic, political, financial or otherwise), making it, in the Representative's judgment, impracticable or inadvisable to proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the Offering Memorandum; or (vi) there shall have been such a material adverse change in general economic, political or financial conditions or the effect (or potential effect if the financial markets in the United States have not yet opened) of international conditions on the financial markets in the United States shall be such as, in the Representative's judgment, to make it impracticable or inadvisable to proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the Offering Memorandum.

                (c) Any notice of termination pursuant to this Section 11 shall be given at the address specified in Section 12 below by telephone, telex, telephonic facsimile or telegraph, confirmed in writing by letter.

                (d) If this Agreement shall be terminated pursuant to Section 11(b), or if the sale of the Securities provided for in this Agreement is not consummated because of any refusal, inability or failure on the part of the Issuers to satisfy any condition to the obligations of the Initial Purchasers set forth in this Agreement to be satisfied or because of any refusal, inability or failure on the part of the Issuers to deliver the Securities for any reason (other than as set forth in Section 11(e) below) or perform any agreement in this Agreement or comply with any provision of this Agreement, the Issuers, jointly and severally, will reimburse the Initial Purchasers for all of their reasonable out-of-pocket expenses (including, without limitation, the fees and expenses of the Initial Purchasers' counsel) incurred in connection with this Agreement and the transactions contemplated hereby.

                (e) If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Issuers. In the event of a default by any Initial Purchaser as set forth in this Section 11(e), the Closing Date shall be postponed for such period, not exceeding seven Business Days, as the Representative shall determine n order that the required changes in the Offering Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Issuers or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

                12. Notice. All communications with respect to or under this Agreement, except as may be otherwise specifically provided in this Agreement, shall be in writing and, if sent to the Initial Purchasers, shall be mailed, delivered or telegraphed or telecopied and confirmed in writing to c/o UBS Securities LLC, 677 Washington Blvd., Stamford, CT 06901 (fax number:
203-719-1075), Attention: High Yield Syndicate Department, with a copy for information purposes only to (i) UBS Securities LLC, 677 Washington Blvd., Stamford, CT 06901 (fax number: 203-719-0608), Attention: Legal and Compliance Department and (ii) Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Los Angeles, California 90071, (telephone: (213) 687-5000, fax:
(213) 687-5600), Attention: Jennifer A. Bensch, Esq.; and if sent to the Issuers, shall be mailed, delivered or telegraphed or telecopied and confirmed in writing to Denny's Corporation, 203 East Main Street, Spartanburg, South Carolina 29319-9966 (telephone: (864) 597-8658, fax: (864) 597-8216), Attention:
Rhonda J. Parish, with a copy for information purposes only to Alston & Bird LLP, Bank of America Plaza, 101 South Tyron Street, Suite 4000, Charlotte, North Carolina 28280-4000 (telephone: (704) 444-1035, fax: (704) 444-1111), Attention:
Gary C. Ivey, Esq.

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged by telecopier machine, if telecopied; and one business day after being timely delivered to a next-day air courier.

                13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchasers, the Issuers and the other indemnified parties referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Notes from the Initial Purchasers.

                14. Construction. This Agreement shall be construed in accordance with the internal laws of the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b).

                15. Submission to Jurisdiction; Waiver of Jury Trial. No proceeding related to this Agreement or the transactions contemplated hereby may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Issuers hereby consent to the jurisdiction of such courts and personal service with respect thereto. The Issuers hereby waive all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Issuers agree that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon the Issuers and may be enforced in any other courts in the jurisdiction of which the Issuers are or may be subject, by suit upon such judgment.

                16. Captions. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

                17. Counterparts. This Agreement may be executed in various counterparts that together shall constitute one and the same instrument.

                            [Signature Page Follows]

                  If the foregoing Purchase Agreement correctly sets forth the understanding among the Issuers and the Initial Purchasers, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Issuers and the Initial Purchasers.


                             DENNY'S HOLDINGS, INC.


                             By:    /s/ Samuel S. Sontag
                                    -------------------------------------------
                                    Name:    Samuel S. Sontag
                                    Title:   President and Treasurer


                             DENNY'S CORPORATION


                             By:    /s/ Rhonda J. Parish
                                    --------------------------------------------
                                    Name:    Rhonda J. Parish
                                    Title:   Executive Vice President,
                                             General Counsel and Secretary

Confirmed and accepted as of the date first above written:

UBS SECURITIES LLC
GOLDMAN, SACHS & CO.
BANC OF AMERICA SECURITIES LLC

By:      UBS SECURITIES LLC
as Representative of the several Initial Purchasers



By:    /s/ M.K. Lynch
       ----------------------------------------------
       Name:  Mary Kathryn Lynch
       Title: Managing Partner


By:    /s/ Firdaus Pohowalla
       ----------------------------------------------
       Name:  Firdaus Pohowalla
       Title: Associate Director